Exhibit 99.1

For more information, contact:

Name: McCall Butler

AT&T Corporate and Financial Communications

Phone: 404-986-0456

Email: mb8191@att.com

For Holders of Old Notes, contact:

Lucid Issuer Services Limited

Phone: 44 (0) 20 7704 0880

AT&T INC. ANNOUNCES EXPIRATION OF ITS PRIVATE EXCHANGE OFFERS

Dallas, Texas, February 23, 2018 — AT&T Inc. (NYSE: T) (“AT&T”) announced today the expiration of its five separate private offers to exchange (each, an “Exchange Offer” and collectively, the “Exchange Offers”), any and all of the outstanding notes listed in the table below, which have a special mandatory redemption (“SMR”) provision (collectively, the “Old Notes”), in exchange for five new series of AT&T’s senior notes which do not have an SMR provision (the “New Notes”) and cash, on the terms and subject to the conditions set forth in the Offering Memorandum dated February 15, 2018 (the “Offering Memorandum” and, together with the notice of guaranteed delivery, the “Exchange Offer Documents”).

The Exchange Offers expired at 5:00 p.m., New York City time, on February 22, 2018 (the “Exchange Offer Expiration Date”). The “Exchange Offer Settlement Date” will be promptly following the Exchange Offer Expiration Date and is expected to be February 27, 2018. On the terms and subject to the conditions set forth in the Offering Memorandum, the table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Exchange Offer Expiration Date and the aggregate principal amount of each series of Old Notes that AT&T expects to accept on the Exchange Offer Settlement Date in connection with the Exchange Offers.

Title of Series of Old Notes to be Exchanged	Principal Amount Outstanding (mm)	ISIN No.	Minimum Condition (mm)	Principal Amount Tendered(1)(2)	Principal Amount AT&T Expects to Accept(2)
Floating Rate Global Notes due 2023	€1,250	XS1629866606	€500	€878,507,000	€878,507,000
1.050% Global Notes due 2023	€750	XS1629865897	€300	€450,273,000	€450,273,000
1.800% Global Notes due 2026	€1,750	XS1629866192	€500	€1,489,219,000	€1,489,219,000
2.350% Global Notes due 2029	€1,500	XS1629866275	€500	€1,260,469,000	€1,260,469,000
3.550% Global Notes due 2037	£1,000	XS1634248865	£250	£48,436,000	£0

(1)	Reflects the aggregate principal amount of each series of Old Notes that have been validly tendered and not validly withdrawn as of the Exchange Offer Expiration Date, based on information provided by the exchange agent to AT&T.
(2)	The principal amounts tendered and expected to be accepted as reflected in the table above, do not include the aggregate principal amounts of Old Notes that may be validly tendered pursuant to guaranteed delivery procedures and accepted for exchange pursuant to the Exchange Offers.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Based on the amount of Old Notes tendered in the Exchange Offers and in accordance with the terms of the Exchange Offers, AT&T expects to accept, on the Exchange Offer Settlement Date, all of the Old Notes validly tendered and not validly withdrawn, other than the 3.550% Global Notes due 2037. Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Exchange Offer Eligible Holders who (i) validly tendered and who did not validly withdraw Old Notes at or prior to the Exchange Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Exchange Offer Expiration Date and who tender their Old Notes at or prior to 5:00 p.m., New York City time, on February 26, 2018 pursuant to guaranteed delivery procedures, and whose Old Notes are accepted for exchange by AT&T, will receive the applicable Total Consideration (as defined in the Offering Memorandum). Exchange Offer Eligible Holders are required to tender the applicable minimum denominations in order to receive the applicable Total Consideration.

Upon the terms and subject to the conditions set forth in the Offering Memorandum, on the Exchange Offer Settlement Date, AT&T expects to deliver an aggregate principal amount of (i) €878,507,000 of Floating Rate Global Notes due 2023; (ii) €450,273,000 of 1.050% Global Notes due 2023; (iii) €1,489,219,000 of 1.800% Global Notes due 2026 and (iv) €1,260,469,000 of 2.350% Global Notes due 2029, in each case for the respective series of Old Notes validly tendered and accepted by AT&T, plus a cash fee of €2.50 per €1,000 principal amount of the Old Notes validly tendered and accepted by AT&T.

The amount of outstanding Old Notes validly tendered and not validly withdrawn as of the Exchange Offer Expiration Date, as reflected in the table above, satisfied the minimum condition in each of the Exchange Offers, except with respect to the 3.550% Global Notes due 2037.

AT&T will not receive any cash proceeds from the Exchange Offers. The actual aggregate principal amounts of New Notes that will be issued on the Exchange Offer Settlement Date are subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 2

AT&T will deliver New Notes in exchange for Old Notes accepted for exchange in the Exchange Offers and pay the cash consideration on the Exchange Offer Settlement Date. No accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. However, interest on each New Note will accrue from and include the most recent interest payment date of the tendered Old Note, with the exception of new Floating Rate Global Notes due 2023, which will begin to accrue interest from and including March 5, 2018. On March 5, 2018, holders who held the old Floating Rate Global Notes due 2023 as of the record date for such interest payment and whose notes are accepted in the Exchange Offer will also receive their full coupon for the current quarterly interest period.

The Exchange Offers were only made, the New Notes were only offered and will only be issued, and copies of the Offering Memorandum were only made available, to a holder of Old Notes who certified its status as either (a) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (b) (i) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-“U.S. person”, (ii) if located or resident in the European Economic Area, that they are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (y) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”)) and (iii) if located or resident in Canada, is located or resident in a province of Canada and is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions, and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario), in each case, that is not an individual unless that person is also a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. We refer to holders of Old Notes who certified to us that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions as “Exchange Offer Eligible Holders”.

Only Exchange Offer Eligible Holders who confirmed they are Exchange Offer Eligible Holders were authorized to receive or review the Exchange Offer Documents or to participate in the Exchange Offers.

The New Notes have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 3

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offers were made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law.

MiFID II professionals/ECPs-only/No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

In the United Kingdom, this press release is only being communicated to, and any other documents or materials relating to the Exchange Offers were only distributed to and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this announcement or any of its contents.

Lucid Issuer Services Limited is acting as the exchange agent and information agent in the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Lucid Issuer Services Limited at +44 (0) 20 7704 0880. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link: https://www.lucid-is.com/att.

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CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and the Offering Memorandum related to the Exchange Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

February 23, 2018 © 2018 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.	Page 4